UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126

(Address of Principal Executive Office) (Zip Code)

(315) 343-0057

(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

The 2022 Annual Meeting of Shareholders of Pathfinder Bancorp, Inc. was held on May 13, 2022.  At the 2022 Annual Meeting, shareholders approved all of the proposals which included (i) the election of two directors, David A. Ayoub and John F. Sharkey, III each for a one-year term and until their successors have been elected and qualified; (ii) the election of four directors, Eric Allyn, Meghan Crawford-Hamlin, Adam C. Gagas, and Melanie Littlejohn each for a three-year term and until their successors have been elected and qualified; (iii) the ratification of the appointment of Bonadio & Company, LLP, as the independent registered public accounting firm for the year ending December 31, 2022.

The following table reflects the tabulation of votes with respect to the election of the six directors at the 2022 Annual Meeting:

Nominated for a one-year term:
Number of Votes

Name of Director	For	Withheld	Broker Non-Votes
David A. Ayoub	2,461,854	44,314	772,908
John F. Sharkey, III	2,410,909	95,259	772,908

Nominated for a three-year term:
Number of Votes

Name of Director	For	Withheld	Broker Non-Votes
Eric Allyn	2,371,077	135,091	772,908
Meghan Crawford-Hamlin	2,353,424	152,744	772,908
Adam C. Gagas	2,445,269	60,899	772,908
Melanie Littlejohn	2,325,348	180,820	772,908

The following table reflects the tabulation of votes with respect to the approval of the ratification of Bonadio & Company, LLP, as our independent registered public accounting firm for the year ending December 31, 2022:

For	Against Abstain
3,087,123	171,039 20,914

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date:	May 16, 2022	By:	/s/ James A. Dowd
James A. Dowd President and Chief Executive Officer